UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

360 GLOBAL WINE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	0-50092	98-0231440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25200 Arnold Drive, Sonoma, California 95476
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 934-4039

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance On Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 24, 2006, our audit committee concluded that certain of our previously issued financial statements should no longer be relied upon because of errors in such financial statements, as addressed in Accounting Principles board Opinion No. 20. The financial statements were for our fiscal years ended December 31, 2005, and 2004, and for each of the quarters in our 2004 and 2005 fiscal years.

More specifically, we anticipate filing an amended Annual Report on Form 10-KSB for our fiscal year ended December 31, 2005, which amended filing would include December 31, 2005 and 2004 balance sheets and the consolidated statements of operations, shareholders equity, and cash flows for each of our three fiscal years in the period ended December 31, 2005.

We also anticipate filing amended Quarterly Reports on Form 10-QSB for our fiscal periods ended March 31, June 30, and September 30, 2004, March 31, June 30, and September 30, 2005, and March 31, 2006.

We anticipate that we will be ready to file these amended reports during July 2006. We are unable to be more specific regarding the filing dates as our independent auditors need to complete and reissue the necessary audit reports for our 2004 and 2005 fiscal years and need to complete the reviews for the 2004 and 2005 quarterly periods described above. Our independent auditors are currently in the process of performing their audit and review procedures.

Set forth below is an excerpt from our Quarterly Report on Form 10-QSB for the first quarter of our current fiscal year that describes the facts underlying the conclusion and the aggregate corrections:

Accumulated deficit and additional paid in capital as of January 1, 2006, have been reduced by $28,608,447 and $7,562,995, respectively, to correct errors made in prior years relating to recognition and accretion of original issue discount (“OID”) and the recognition of financial instrument derivatives, loss reported on the divestiture of a subsidiary, accrual of default interest on notes payable, the valuation of warrants issued for services, the value of personally owned shares of the Company’s Chief Executive Officer used for the benefit of the Company, and costs related to the minimum share price guarantee on shares issued in a joint venture. The errors had no effect on net loss for the three-month period ended March 31, 2006. Details of these reductions are as follows.

Increase (decrease) to accumulated deficit:
Accretion of OID	$12,134,347
Interest expense resulting from the initial recognition of derivative instruments	19,193,919
Derivative instrument mark-to-market adjustments	(67,514,760)
Divestiture of subsidiary loss	1,500,000
Share issuances for services	2,288,535
Related party shares issued for Company benefit	1,819,250
Additional interest expense recognized on notes payable	229,036
Valuation of warrants issued for services	1,616,504
Other	124,722
Total decrease in accumulated deficit at January 1, 2006	($28,608,447)

Decrease (increase) to additional paid in capital:
Minimum share price guarantee	$9,995,745
Related party shares issued for Company benefit	(1,819,250)
Divestiture of subsidiary loss	(1,500,000)
Share Issuances	(2,347,220)
Warrants for services	(1,616,504)
Derivative instruments	4,855,824
Other	(5,600)
Total decrease in additional paid in capital at January 1, 2006	$7,562,995

Our Chief Financial Officer discussed with our independent accountants the matters disclosed in this filing pursuant to this Item 4.02(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2006	360 GLOBAL WINE COMPANY

	By:	/s/ Joel Shapiro
Joel Shapiro
Chief Executive Officer